Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: BILL DODSON
TEL: 714-784-7133
CELL: 714-287-4289
EMAIL: bill.dodson@ministrypartners.org

MINISTRY PARTNERS INVESTMENT COMPANY, LLC. ANNOUNCES ADVANCEMENT OF KEY SENIOR MANAGEMENT TEAM MEMBER – SUSAN B. REILLY

Brea, California, August 26, 2011 – Ministry Partners Investment Company, LLC.(Ministry Partners) announced today the promotion of Susan B. Reilly to Senior Vice President & Chief Financial Officer.

Ms. Reilly served as our Vice President of Finance and Principal Accounting Officer since December 2007. Prior to joining Ministry Partners, Ms. Reilly served as Controller for Pacific Rim Capital, a private equity investment firm.  Before joining that firm in 2007, she was Senior Vice President and Treasurer for East West Bank. Prior to joining East West Bank in 2004, Ms. Reilly served as Treasurer for Catalina Restaurant Group. Before joining that company in 2003, she worked for Parson Consulting Group.

Ms. Reilly holds a Bachelor of Science Degree from the University of California Riverside. She completed post-graduate work at California State Fullerton and attended the University of Southern California - Marshall School of Business - East West Bank Leadership Program.

Based in Southern California, Ms. Reilly leads Ministry Partners’ Accounting, Finance and Operations departments.

Ministry Partners’ President & CEO Bill Dodson said “Sue brings exemplary leadership to our Accounting, Finance and Operations departments, both professionally and spiritually.  Her success in bringing our securities reporting to a new level has drawn praise from our board of directors and investors alike.  She led our team in the difficult system conversions last year, and has recruited a top notch staff to manage our finance, accounting and operations functions.”

About Ministry Partners Investment Company, LLC

Ministry Partners Investment Company, LLC (Ministry Partners) is a financial services company that specializes in lending solutions to ministries, churches and evangelical organizations, and offers investment products to individual and institutional investors that are debt obligations of Ministry Partners.  Founded initially by the Evangelical Christian Credit Union  (ECCU) in 1991, Ministry Partners  has expanded and is now owned by twelve credit unions providing investment opportunities, lending and credit union services all designed to deliver funding to growing ministries.

For more information about Ministry Partners, visit www.ministrypartners.org.

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FOR IMMEDIATE RELEASE	CONTACT: BILL DODSON
TEL: 714-784-7133
CELL: 714-287-4289
EMAIL: bill.dodson@ministrypartners.org

MINISTRY PARTNERS INVESTMENT COMPANY, LLC. ANNOUNCES ADVANCEMENT OF KEY SENIOR MANAGEMENT TEAM MEMBER – HAROLD D. WOODALL

Brea, California, August 26, 2011 – Ministry Partners Investment Company, LLC.(Ministry Partners) announced today the promotion of Harold D. Woodall to Senior Vice President & Chief Credit Officer.

Mr. Woodall has served as Ministry Partners’ Vice President for Lending since May 2007. His responsibilities include the general management of development, underwriting and processing of Ministry Partners’ loan origination and mortgage investment activities. Mr. Woodall previously served as Vice President for Lending Services at the California Baptist Foundation from 1996 to 2006, where he was responsible for general management of a $130 million loan fund, including origination of over $500 million in church and ministry loans during that period. His previous experience also includes commercial lending, medical equipment manufacturing, real estate sales, oil and gas production and agribusiness consulting. Mr. Woodall is a graduate of Oklahoma State University in Stillwater Oklahoma with a B.S. in Agricultural Economics.

Mr. Woodall leads Ministry Partners’ lending, loan origination and mortgage investment areas.

Ministry Partners’ President & CEO Bill Dodson said “Harold provides our credit department with the steady, experienced leadership necessary in a time when nothing about lending seems easy, inspiring confidence from our board and our investors alike.  Harold has developed our origination, loan participation, and credit monitoring functions and enabled Ministry Partners to enter a higher level of performance as a producer of quality assets for credit unions.  His creativity and success working with troubled borrowers has often prevented certain losses and helped ministries remain intact through some seemingly unresolvable situations.”

About Ministry Partners Investment Company, LLC

Ministry Partners Investment Company, LLC (Ministry Partners) is a financial services company that specializes in lending solutions to ministries, churches and evangelical organizations, and offers investment products to individual and institutional investors that are debt obligations of Ministry Partners.  Founded initially by the Evangelical Christian Credit Union  (ECCU) in 1991, Ministry Partners  has expanded and is now owned by twelve credit unions providing  investment opportunities, lending and credit union services all designed to deliver funding to growing ministries.

For more information about Ministry Partners, visit www.ministrypartners.org.
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